EXHIBIT 5.1

              [LETTERHEAD OF SATTERLEE STEPHENS BURKE & BURKE LLP]


                                                                 August 14, 2000
CanArgo  Energy  Corporation
1580,  727-7th  Avenue  S.W.
Calgary,  Alberta
Canada  T2P  0Z5

     RE:  CANARGO  ENERGY  CORPORATION;
          REGISTRATION  STATEMENT  ON  FORM  S-3
          (REGISTRATION  NO.  333-43036)

Gentlemen:

     We have acted as special counsel to CanArgo Energy Corporation, a Delaware corporation (the "Company"), in connection with the public offering of 25,048,766 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "common stock") by certain selling stockholders (the "Selling Stockholders") identified in the Prospectus ("Prospectus") included in the Registration Statement on Form S-3, Registration Number 333-43036 (the
"Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on August 4, 2000 by the Company pursuant to the Securities Act of 1933, as amended. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

     We have examined the Company's Certificate of Incorporation and By-Laws, both as amended to the date hereof; the Company's minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of the Registration Statement and all schedules and Exhibits thereto in the form filed with the SEC; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers and employees of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversations with, public officials.

     Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly and validly authorized, legally issued and are fully paid and non-assessable with no personal liability attaching to ownership thereof.

     We understand that this opinion is to be filed as an Exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."

                                  Very  truly  yours,

                                  /s/ Satterlee Stephens Burke & Burke LLP Satterlee Stephens Burke & Burke LLP